Calculation of Filing Fee Tables
S-4
AKOM Inc.
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Class A Common Stock	457(a)	6,451,043	$ 12.06	$ 77,799,578.58	0.0001381	$ 10,744.12
Fees to be Paid	2	Equity	Class A Common Stock	457(a)	17,391,304	$ 2.58	$ 44,869,564.32	0.0001381	$ 6,196.49
Fees to be Paid	3	Equity	Class D Common Stock	457(a)	17,391,304	$ 2.58	$ 44,869,564.32	0.0001381	$ 6,196.49
Fees to be Paid	4	Equity	Warrants to purchase Common Stock	457(a)	18,650,000	$ 0.10	$ 1,865,000.00	0.0001381	$ 257.56
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 169,403,707.22		$ 23,394.66
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 23,394.66
			Net Fee Due:						$ 0.00
Offering Note
[1]	1(a) Prior to the consummation of the business combination described in the proxy statement/prospectus forming part of this registration statement (the "proxy statement/prospectus"), IXAQ Acquisition Corp., a Cayman Islands exempted company ("IXAQ") shall continue out of the Cayman Islands and into the State of Delaware so as to re-domicile and become a Delaware corporation by way of a merger of IXAQ with and into AKOM Inc., a newly formed Delaware corporation, upon which the separate existence of IXAQ will cease and AKOM Inc. will be the surviving corporation (such surviving company "AKOM Pubco") in accordance with the Delaware General Corporation Law ("DGCL") and the Cayman Islands Companies Act (As Revised) (the "Companies Act"), (the "Domestication"). All securities being registered will be issued by AKOM Inc., the continuing entity following the business combination described in the accompanying proxy statement/prospectus (the "Business Combination"), as further described in the proxy statement/prospectus ("AKOM Pubco"). 1(b) Pursuant to Rule 416(a) of the Securities Act, there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions. 1(c) The number of shares of class A common stock, par value $0.0001 per share, of AKOM Pubco ("AKOM Pubco Common Stock") being registered consists of shares of AKOM Pubco Common Stock being converted from (i) 4,703,164 IXAQ Class A ordinary shares, $0.0001 par value per share, and (ii) 1,747,879 IXAQ Class B ordinary shares, $0.0001 par value per share. 1(d) Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(a) under the Securities Act, based on the average of the high and low prices of the IXAQ Class A Ordinary Shares on the over-the-counter market on January 13, 2026.

[2]	See Offering Notes 1(a) and 1(b). 2(a) The number of shares of AKOM Pubco Common Stock being registered consists of 17,391,304 shares of AKOM Pubco Common Stock issuable to the holders of Aerkomm Inc. common stock at the closing of the business combination. 2(b) Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(a) under the Securities Act, based on the average of the high and low prices of the Aerkomm Inc. common stock on the over-the-counter market on January13, 2026 and adjusted to reflect the conversion of the Aerkomm Inc. common stock into AKOM Pubco Common Stock.

[3]	See Offering Notes 1(a), 1(b), and 2(b). 3(a) The number of shares of class D common stock, par value $0.0001 per share, of AKOM Pubco consists of 17,391,304 shares issuable to the holders of Aerkomm Inc. common stock as incentive shares.

[4]	See Offering Notes 1(a) and 1(b). 4(a) The number of warrants to purchase AKOM Pubco Common Stock ("AKOM Pubco Warrants") being registered consists of AKOM Pubco Warrants being converted from (i) 11,500,000 warrants to purchase IXAQ Class A Ordinary Shares ("IXAQ Warrants") that were issued by IXAQ in its IPO and (ii) 7,150,000 IXAQ Warrants that were initially issued in a private placement. In connection with the Domestication, each IXAQ Warrant will be automatically become an AKOM Pubco Warrant. 4(b) Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(a) under the Securities Act, based on the average of the high and low prices of the IXAQ Warrants on the over-the-counter market on January 6, 2026.

Table 2: Fee Offset Claims and Sources	☐Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims	1	IX Acquisition Corp.	S-4	333-279384	05/13/2024		$ 23,394.66	Equity	Class A Common Stock, Class D Common Stock and Warrants to purchase Common Stock		$ 28,213.64
Fee Offset Sources		IX Acquisition Corp.	S-4	333-279384		05/13/2024						$ 23,394.66
Rule 457(p) Statement of Withdrawal, Termination, or Completion:
[1]	IXAQ paid a registration fee of $28,213.64 in connection with the registration of Class A Common Stock, Class D Common Stock and Warrants to purchase Common Stock registered under the Registration Statement on Form S-4, filed on May 13, 2024 (File No. 333-279384) (as amended, the "Form S-4"). The offering has terminated. In accordance with Rule 457(p) under the Securities Act, the total amount of the registration fee due upon the filing of this registration statement was offset by $28,213.64.

Table 3: Combined Prospectuses	☑Not Applicable
	Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date
N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A